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                                                                  EXECUTION COPY

CERTAIN INFORMATION (AS INDICATED BELOW) HAS BEEN OMITTED FROM THIS AGREEMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                           PROGRAM AGREEMENT AMENDMENT

                  PROGRAM AGREEMENT AMENDMENT, dated as of February 3, 1996, by and among GE Capital Consumer Card Co. (formerly known as Monogram Bank, USA ("GE Bank"); Federated Department Stores, Inc. ("FDS"), successor by merger to R.H. Macy & Co., Inc. ("R.H. Macy"); FDS National Bank ("FDS Bank"); and the other parties listed on the signature pages hereto.

                              W I T N E S S E T H :

                  WHEREAS, the parties hereto (or their predecessors in interest) are party to a Credit Card Program Agreement dated as of May 10, 1991, as amended from time to time to the date hereof (the "Program Agreement") (capitalized terms used herein have the meaning given to them in the Program Agreement unless otherwise defined herein);

                  WHEREAS, since the date of the Program Agreement, FDS acquired R.H. Macy through a merger in which Federated Department Stores, Inc. merged into R.H. Macy and R.H. Macy survived the merger and changed its name to "Federated Department Stores, Inc.";

                  WHEREAS, the parties desire to enter into certain interim arrangements for the Program Agreement with respect to the period between February 4, 1996 and August 3, 1996 (the "New Interim Period"); and

                  WHEREAS, the parties anticipate that at the end of the New Interim Period, either the Program Agreement will be in effect (with only those modifications set forth herein that expressly survive the end of the New Interim Period) or the parties will have definitively agreed on an alternative arrangement to the Program.

                  NOW THEREFORE, in consideration of the terms and mutual covenants and agreements contained herein, and for other good and valuable consideration, the


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receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Discounts and Adjusters.

                  1.1.     Bank Service Discount.

                  The Bank Service Discount for each Fiscal Month during the New Interim Period shall be as set forth on the line entitled "Discount Rate" on Exhibit A hereto.*

                  1.2.     Discount Adjusters.

                  During the New Interim Period, the Discount Adjusters, except the Money Cost Adjuster, set forth in Section 4.2 of the Program Agreement shall not be in effect. The Money Cost Adjuster shall remain in effect, and shall operate to adjust the Bank Service Discount, as provided in Section 4.2(a) of Program Agreement.

         2. Certain Cross Servicing Arrangements. The parties agree that the provisions of this Section 2 shall be effective both during and after the New Interim Period:

                  2.1. Each party agrees that to the extent it receives inquiries from a customer that holds a Specified Account (as defined below), it will use reasonable efforts to assist such customer with respect to his or her inquiries. In this regard, FDS shall direct electronic authorization inquiries to the appropriate account servicer based on account ownership for purposes of providing on-line servicing to credit card account holders. If account ownership is undetermined, an account lookup file, to be established and maintained on FDS's computer system, will be utilized by each party. The account lookup file will contain account lookup information with respect to each holder of a Specified Account. The account lookup file shall be accessible to GE Capital and GE Bank during normal business hours and at other reasonable times upon reasonable request by GE Capital or GE Bank. The account lookup file shall be regularly updated by each party. FDS shall ensure system availability during all store operating hours and shall also provide a "help desk" to assist GE Capital in the event of systems malfunctions.

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 * Exhibit A has been omitted.


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"Specified Accounts" means (i) with respect to inquiries received by GE Capital:
either (x) a Jordan Marsh, Broadway, Weinstock's or Emporium private label account or (y) an FDS Bank owned Macy's private label account (an "FDS/Macy's Account") and (ii) with respect to inquiries received by FDS: a GE Capital or GE Bank owned Macy's, Bullock's, I. Magnin, Charter Club and/or Aeropostale private label account (a "GE/Macy's Account").

                  2.2. (a) If the account lookup file indicates that the account is a Specified Account, then the party answering the inquiry may provide information on the account to the credit card holder and routine maintenance of the type described on Schedule 2.2* (or as may otherwise be agreed to by the parties) may be performed on the account by the party answering the inquiry. If adjustments to or decisions on the account beyond those set forth on Schedule 2.2* or otherwise agreed to by the parties are required or requested by the credit card holder, the answering party shall immediately transfer the credit card holder to the account owning party.

                  (b) If the account lookup file indicates that the credit card holder has duplicate Specified Accounts owned by both FDS Bank and GE Bank, an account lookup team for each party shall determine which account is the "ongoing" account for purposes of answering the inquiry and the inquiry will be directed to the party owning such account. The determination of which account is "ongoing" for purposes of this Section 2.2(b) shall be made in the same manner as the treatment of duplicate accounts, as described in Schedule 3.2(b) hereof* and Exhibit B hereto*. The non-owning party may provide information on the account to the credit card holder and routine maintenance of the type described on Schedule 2.2* (or as may otherwise be agreed by the parties) may be performed on the account by the non-owning party. If adjustments to or decisions beyond those set forth on Schedule 2.2* or otherwise agreed to by the parties are required or requested by the credit card holder, the answering party shall immediately transfer the credit card holder to the account owning party.

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 * Schedule 2.2 and 3.2(b) and Exhibit B have been omitted.

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                  2.3. All expenses incurred by FDS and FDS Bank in connection with providing the services described in this Section 2 shall be borne by FDS and FDS Bank and all such expenses incurred by GE Capital and GE Bank shall be expenses of the Program.

         3. Jordan Marsh, Broadway, Weinstock's and Emporium Stores. The parties agree that the provisions of this Section 3 shall be effective both during and after the New Interim Period:

                  3.1 Account Utility. FDS agrees that from the date that any of its Jordan Marsh, Broadway, Weinstock's or Emporium stores is converted to the Macy's tradename, such stores (each, a "Converted Store") will accept Macy's private label credit cards, whether such cards relate to a GE/Macy's Account or an FDS/Macy's Account.

                  3.2 Account Conversion/Duplicate Accounts.

                  (a) If as of the JM Determination Date (as defined on Schedule 3.2(b) hereto*), a holder of a Jordan Marsh private label credit card account does not also hold a GE/Macy's Account, such holder's account (or accounts) shall be converted into an FDS/Macy's Account. If as of the Broadway Determination date (as defined on Schedule 3.2(b)* hereto), a holder of a Broadway, Weinstock's or Emporium private label credit card account does not also hold a GE/Macy's Account, such holder's account (or accounts) shall be converted into an FDS/Macy's Account.

                  (b) If as of the applicable Determination Date, a holder of a Converted Store private label credit card account also holds a GE/Macy's Account, then such duplicate accounts shall be treated as described in Schedule 3.2(b) hereto.*

         4. Ownership of Macy's Accounts Opened After the Date Hereof. The parties acknowledge and agree that (a) except for the specifically described exceptions set forth in this Section 4 and in the letter set forth as Exhibit B hereto*, GE Bank shall continue to have the exclusive right to open new Macy's accounts pursuant to the terms of the Program Agreement and (b) that, without limiting the generality of the foregoing, if FDS

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 * Schedules 2.2 and 3.2(b) and Exhibit B have been omitted.


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converts any stores to the "Macy's" tradename after the date hereof, private label accounts of the converted store held by persons who also hold a GE Bank owned Macy's account (i) shall not be accepted at any Macy's store nor issued an FDS owned Macy's account without the prior written agreement of GE Bank, and
(ii) shall be treated in a manner to be mutually agreed upon at the time by FDS Bank and GE Bank with the intent of supporting achievement of the Target Percentages then in effect in a manner consistent with equitable distribution across Macy's markets that ensures portfolio risk and performance distribution for GE Bank that is no worse than for FDS Bank.

                  4.1 Ownership of Accounts. The parties intend to develop and install systems that would be capable of allocating new accounts automatically on the basis of the account ownership methodology set forth in Sections 4.2, 4.3, 4.4, 4.5 and 4.6. Until such systems capability is implemented, the parties will work in good faith to achieve account ownership allocation in accordance with the methodology set forth herein by placing GE Bank or FDS Bank application forms in designated Macy's stores as described below or by assignment of pre-screens or other appropriate methods, which may be modified from time to time by agreement of the parties to obtain the desired results. Subject to the further provisions of this Section 4, (i) all newly opened Macy's private label accounts which are either opened at, or with an application from, a Converted Store (which, for the purpose of this Section 4.1, will include those stores listed on Schedule 4.1 under the caption "FDS Stores", and will not include those stores listed on such Schedule under the caption "GE Capital Stores") or a former A&S store, shall be FDS/Macy's Accounts owned by FDS Bank or another affiliate of FDS and credit with respect thereto shall be provided by FDS Bank and (ii) all other newly opened Macy's private label accounts shall be GE/Macy's Accounts owned by GE Capital or GE Bank and credit with respect thereto shall be provided by GE Capital and/or GE Bank. Applications for FDS/Macy's Accounts will be provided only in (i) former A&S Stores and (ii) Converted Stores (which, for the purpose of this Section 4.1, will include those

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stores listed on Schedule 4.1 under the caption "FDS Stores", and will not include those stores listed on such Schedule under the caption "GE Capital Stores") and applications for GE/Macy's Accounts will be provided in all other Macy's stores (including those listed on Schedule 4.1 under the caption "GE Capital Stores"). FDS and GE Bank agree that when opening new Macy's accounts they will use the account lookup file or credit bureau subscriber codes to avoid opening any duplicate Macy's accounts. Each party acknowledges and agrees that all credit offers, pre-screens and other account marketing programs will be developed by FDS Bank in consultation with GE Bank with the intent of supporting achievement of the applicable Target Percentages in a manner consistent with equitable distribution across Macy's markets that ensures portfolio risk and performance distribution for GE Bank that is no worse than for FDS Bank. The final form of all such programs shall require the approval of GE Bank.

                  4.2. Adjustments to Account Ownership. The parties recognize that FDS is in the process of converting certain stores to the "Macy's" tradename and that FDS may, in the future, convert other stores to the "Macy's" tradename and/or open newly built stores using the "Macy's" tradename. The parties have agreed on a mechanism, set forth below, to allocate new Macy's accounts between the parties by providing GE Bank with the effect of credit sales changes in Comp Stores (as defined below) and the benefit of half of all credit sales generated by New Stores (as defined below). Formulas used in the mechanism and illustrative examples of the mechanism are set forth in Exhibit C hereto*. While the parties believe that this mechanism will be effective to meet the parties' intent (which intent includes the goal of achieving equitable distribution across Macy's markets that ensures portfolio risk and performance distribution for GE Bank that is no worse than for FDS Bank), they agree that to the extent it does not work fairly to meet such intent they will work together in good faith to develop a different or modified mechanism.

                  4.3 Definitions. The following terms which are used in Sections 4.4 through 4.7 below have the meanings given to them in this Section
4.3. References in

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 * Exhibit C has been omitted.

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such Sections to years or quarters are references to the applicable FDS fiscal year or FDS fiscal quarter, respectively.

                  "Actual Percentage" means the GE Actual Percentage or the FDS Actual Percentage, as the case may be.

                  "Acquired Stores" means stores which are acquired by FDS after the date hereof or owned by FDS prior to the date hereof and, in either case, are converted to the "Macy's" tradename and have pre-existing private label credit card accounts, provided that for purposes hereof, an Acquired Store shall only be treated as an Acquired Store between the date it becomes an Acquired Store and the period ending on the last day of the fiscal year in which it became an Acquired Store, provided, that if such period would consist of less than four full quarters, such period shall end on the last day of the immediately succeeding fiscal year.

                  "Comp Stores" means all Macy's stores other than any store which in the 12 months immediately prior to the time of determination had either
(i) a newly built Macy's store open within a 50 mile radius of it, (ii) had a Macy's store close within a 50 mile radius of it or (iii) had a store which was located within a 50 mile radius of it and which had been operated under a tradename other than "Macy's", convert its tradename to "Macy's". Notwithstanding the foregoing, all Macy's stores that were formerly A&S stores will not be taken into account for any purposes in determining Comp Stores with respect to any period in 1996.

                  "Comp Store Factor" means, with respect to any period, the percentage derived by dividing (i) the amount of Net Credit Sales from Comp Stores for such period by (ii) the amount of Net Credit Sales from the same stores for the same period in the immediately prior year.

                  "FDS Actual Percentage" means, with respect to any period, the percentage of total Net Credit Sales in respect of such period represented by the amount of FDS Net Credit Sales in respect of such period.

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                  "FDS Credit Sales Share" means, with respect to any period, the credit sales derived by subtracting (i) the GE Credit Sales Share for such period from (ii) total Net Credit Sales for such period.


                  "FDS Net Credit Sales" means, with respect to any period, the aggregate amount of Net Credit Sales generated with respect to such period by FDS/Macy's Accounts.

                  "FDS Revised Credit Sales Share" means, with respect to any period on a year to date basis, the amount of Net Credit Sales derived from the application of the following formula:

                  [(Net Credit Sales minus Net Credit Sales generated by New Stores and Acquired Stores) times FDS Target Percentage] plus (50% of Net Credit Sales generated by New Stores) plus (100% of Net Credit Sales generated by Acquired Stores)

                  "FDS Revised Target Percentage" means, with respect to any period, an amount equal to the percentage of total Net Credit Sales with respect to such period represented by the FDS Revised Credit Sales Share for such period.

                  "FDS Target Percentage" means, with respect to any period, the percentage derived by subtracting (i) the GE Target Percentage applicable to such period from (ii) 100%.

                  "GE Actual Percentage" means, with respect to any period, the percentage of total Net Credit Sales in respect of such period represented by the amount of GE Net Credit Sales in respect of such period.

                  "GE Credit Sales Share" means, with respect to any period, an amount equal to the product of (i) the amount of total GE Net Credit Sales for the same period in the immediately prior year times (ii) the Comp Store Factor applicable to such period.

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                  "GE Net Credit Sales" means, with respect to any period, the aggregate amount of Net Credit Sales generated with respect to such period by GE/Macy's Accounts.

                  "GE Revised Credit Sales Share" means, with respect to any period on a year to date basis, the amount of Net Credit Sales derived from the application of the following formula:

                  [(Net Credit Sales minus Net Credit Sales generated by New Stores and Acquired Stores) times GE Target Percentage] plus (50% of Net Credit Sales generated by New Stores)

                  "GE Revised Target Percentage" means, with respect to any period, an amount equal to the percentage of total Net Credit Sales with respect to such period represented by the GE Revised Credit Sales Share for such period.

                  "GE Target Percentage" means, with respect to any period, the percentage of total Net Credit Sales with respect to such period represented by the GE Credit Sales Share applicable to such period, provided that after 1996 the calculation of Net Credit Sales used for purposes of this definition shall include the amount of all Virtual Comp Net Credit Sales but not include the amount of any Virtual Non-Comp Net Credit Sales.

                  "Net Credit Sales" means, with respect to any period, the aggregate face amount of receivables generated in such period by FDS/Macy's Accounts and GE/Macy's Accounts, less an amount equal to the aggregate dollar amount of credit adjustments against sales to such accounts during such period.

                  "New Accounts Allocation Percentage" means (i) with respect to a party whose Actual Percentage for a period was less than its Target Percentage (where Sections 4.4 or 4.5.1 are applicable) or Revised Target Percentage (where Sections 4.5.2 or 4.5.3 are applicable) for such period, a percentage amount equal to its Target Percentage or Revised Target Percentage, as applicable, for the period plus five times the

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applicable Percentage Variance and (ii) with respect to a party whose Actual
Percentage for a period was more than its Target Percentage (where Sections 4.4 or 4.5.1 are applicable) or Revised Target Percentage (where Sections 4.5.2 or
4.5.3 are applicable) for such period, a percentage amount equal to its Target Percentage or Revised Target Percentage, as applicable, for the period minus five times the applicable Percentage Variance.

                  "New Stores" means stores which are (i) newly built Macy's stores that open after the date hereof, or (ii) acquired by FDS after the date hereof and converted to the "Macy's" tradename and which do not have pre-existing private label credit card accounts at the time of acquisition, or
(iii) owned by FDS prior to the date hereof and which are converted to the "Macy's" tradename and do not have pre-existing private label credit card accounts as of the date hereof, provided that for purposes hereof, a New Store shall only be treated as a New Store between the date it becomes a New Store and the period ending on the last day of the fiscal year in which it became a New Store, provided, that if such period would consist of less than four full quarters, such period shall end on the last day of the immediately succeeding fiscal year.

                  "Non-Overlapping Acquired Stores" means Acquired Stores (i) which are within a 50 mile radius of an existing Macy's store and which do not individually or in the aggregate account for Net Credit Sales in excess of $100 million in the 12-month period immediately prior to becoming Acquired Stores or
(ii) which are not within a 50 mile radius of an existing Macy's store.

                  "Overlapping Acquired Stores" means Acquired Stores other than Non-Overlapping Acquired Stores.

                  "Percentage Variance" has the meaning given to it in Section
4.4.3 hereof.

                  "Revised Target Percentage" means the GE Revised Target Percentage or the FDS Revised Target Percentage, as the case may be.

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                  "Target Percentage" means the GE Target Percentage or the FDS
Target Percentage, as the case may be.

                  "Virtual Comp Net Credit Sales" means all Net Credit Sales effected both (i) other than by a transaction in a Macy's store and (ii) by customers who reside in states in which there was at least one Macy's store as of the date of the transaction.

                  "Virtual Non-Comp Net Credit Sales" means all Net Credit Sales effected other than by a transaction in a Macy's store, other than Virtual Comp Net Credit Sales.

         4.4 Provisions Applicable to 1996. The following provisions shall be applicable with respect to each quarter of 1996, regardless of whether any New Stores or Acquired Stores are opened or acquired by FDS during such time:

                  4.4.1 Within 15 days following the end of each quarter in 1996 (i.e., those quarters ending April 27, 1996, August 3, 1996, November 2, 1996 and February 1, 1997), the parties shall calculate as of the quarter then ended on a year-to-date basis (i) the GE Target Percentage and the FDS Target Percentage and (ii) the GE Actual Percentage and the FDS Actual Percentage.

                  4.4.2 If the Target Percentages and the Actual Percentages for the year-to-date as of the quarter then ended are the same, then applications for new Macy's accounts in the next succeeding quarter will be allocated between FDS Bank and GE Bank based on the Target Percentages so calculated.

                  4.4.3 If either party's Actual Percentage for the year-to-date period as of the end of a quarter is less than its Target Percentage for such year-to-date period as of the end of such quarter (such difference, a "Percentage Variance") then applications for new Macy's accounts in the next succeeding quarter will be allocated between FDS Bank and GE Bank based on the New Account Allocation Percentages.

         4.5 1997 and Thereafter. The following provisions shall be applicable with respect to 1997 and thereafter:

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                  4.5.1 Subject to the provisions of Section 4.5.2, below,
within 15 days following the end of each quarter commencing with the end of the first quarter of 1997, the parties will calculate as of the quarter then ended on a year-to-date basis whether, based on the Target Percentages then in effect, there was a Percentage Variance for the year-to-date as of the quarter then ended. In the event there is a Percentage Variance for any such period, applications for new Macy's accounts in the next succeeding quarter will be allocated between FDS Bank and GE Bank based on the New Accounts Allocation Percentage.

                  4.5.2 Notwithstanding the provisions of Section 4.5.1, (i) if FDS opens or acquires any New Stores or Non-Overlapping Acquired Stores during any year commencing with 1997, then the calculation of Percentage Variance for any periods in which such stores are considered New Stores or Acquired Stores in accordance with the definitions thereof shall be done based on the difference between the Actual Percentages and the Revised Target Percentages applicable to such periods and (ii) if FDS opens or acquires any Overlapping Acquired Stores during any year commencing with 1997, then the calculation of Percentage Variance for any periods in which such stores are considered Acquired Stores in accordance with the definition thereof shall be done based on the difference between the Actual Percentages and the Revised Target Percentages (which shall be derived from a calculation of the FDS Revised Credit Sales Share and the GE Revised Credit Sales Share), applicable to such periods, it being agreed that for purposes of each such calculation of the FDS Revised Credit Sales Share and the GE Revised Credit Sales Share, the Target Percentages used in such calculation shall be calculated as of the date the FDS Revised Credit Sales Share and the GE Revised Credit Sales Share are being calculated. In the event there is a Percentage Variance for any such period, applications for new Macy's accounts in the next succeeding quarter will be allocated between FDS Bank and GE Bank based on the New Accounts Allocation Percentage.

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                  4.5.3 If the procedures described in Section 4.5.2 have been applied due to the opening or acquisition of a New Store or Acquired Store, then, at such time as the provisions of Section 4.5.2 are no longer applicable (i.e., because such New Stores and/or Acquired Stores cease to be treated as such in accordance with the definitions thereof) the provisions of Section 4.5.1 shall be applicable for all later periods in which no New Stores or Acquired Stores are opened or acquired, provided that the calculation of Percentage Variance required by Section 4.5.1 shall be based on the Revised Target Percentages last in effect rather than the Target Percentages last in effect.

         4.6 General.

                  4.6.1 Notwithstanding any other provision of this Agreement, but subject to Section 4.6.2 below, no party's Target Percentage, New Accounts Allocation Percentage or Revised Target Percentage shall ever be less than 10% or more than 90%.

                  4.6.2 Notwithstanding any other provision of this Agreement, the parties agree that GE Net Credit Sales for each fiscal year shall constitute not less than 50% of Net Credit Sales for each such fiscal year, and agree to take all actions necessary or desirable to achieve this requirement, including, without limitation, adjusting applications for new Macy's accounts in a manner contrary to that which would otherwise be required or permitted by Sections 4.3 through 4.6.1.

                  4.6.3 The parties acknowledge that future sales of merchandise on Macy's accounts and openings of new Macy's accounts may occur through means not contemplated by this Agreement, including, without limitation, home shopping, pre-screen solicitations and/or through on-line account applications. In this regard, the parties agree (i) that for purposes of calculating any Comp Store Factor, all Virtual Comp Net Credit Sales shall be aggregated together and deemed to be a single Comp Store (a "Virtual Comp Store"), provided that, in determining Comp Stores, (a) such Virtual Comp Store shall not be applied to eliminate any Macy's store from being a Comp Store and (b) such Virtual Comp Store shall not be subject to elimination as a Comp Store, and

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(ii) that applications for new Macy's accounts which are made available to customers other than at a store (e.g., pursuant to telephone solicitations, pre-screen solicitations or on-line services) shall be allocated between FDS Bank and GE Bank in the same manner as applications are otherwise required to be allocated between the parties pursuant to the terms of this Section 4.

         5. A&S Accounts. All A&S private label credit card accounts have been treated as described in the letter from GE Capital to FDS attached as Exhibit B hereto. The parties have agreed that on or about April 28, 1996 all FDS/Macy's Accounts that were originated in a former A&S store and which were former A&S accounts which became FDS/Macy's Accounts pursuant to the provisions of Exhibit B hereto, shall be transferred to FDS Bank's systems and serviced by FDS Bank thereafter. The parties agree that the 60 day notice period referred to in
Section 5 of Exhibit B is hereby deemed satisfied.

         6. FDS Support.

                  6.1 Notwithstanding any provisions of the Program Agreement to the contrary, FDS shall indemnify and hold harmless General Electric Capital Corporation, GE Bank, and each of their respective officers, directors, employees and agents harmless from and against any losses, liabilities, obligations, actions, costs, damages, penalties, expenses or settlements, including reasonable attorneys fees ("Damages") arising out of or in connection with GE Bank imposing, contracting for and/or collecting (whether before or after the date hereof) in reliance on Ohio law finance charges, late fees, returned check fees or any other fees, charges, terms or conditions (including, without limitation, balance calculation methods and grace periods (collectively, "Rate Exported Terms") on Macy's accounts as specified in the Credit Card Agreement applicable to GE/Macy's Accounts attached hereto as Exhibit E that GE Bank would not otherwise be permitted to impose, contract for and/or collect under the respective state laws of Account Debtors in effect from time to time governing such imposition, contracting and/or collection;

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provided that if FDS directs GE Bank in writing to reduce certain such fees or charges or alter certain such terms or conditions ("Specified Fees") to not greater than the amount identified by FDS, and GE Bank fails to so follow FDS's directions (initiation of consumer notification by GE Bank shall be deemed compliance with FDS directions), then FDS shall not be obligated to provide an indemnity pursuant to this Section 6.1 with respect to Damages arising out of or in connection with the failure of such Specified Fees to comply with such identified law. The parties agree to use reasonable efforts to advise each other of any changes in such laws that they have actual knowledge of; provided that any failure to use such reasonable efforts or failure to so advise the other party shall not limit, modify, reduce or in any way affect the indemnification obligations set forth in this Section 6.1.

                  6.2 FDS hereby waives the provisions of Section 13.3(c) of the Program Agreement to the extent such Section imposes any obligations on GE Bank with respect to matters described in Section 6.1 hereof, and hereby releases GE Bank from any and all liabilities or obligations it may have pursuant to Section 13.3(c) of the Program Agreement to such extent.

         7. Sundry Income. For purposes hereof, a "revenue enhancement program" means a program that yields sundry income from solicitations to sell services such as offers to sell credit card protection, auto and travel clubs and similar services and which do not relate to merchandise

                  (a) Subject to paragraph (b), below, all net revenue from revenue enhancement programs in effect as of the date hereof shall accrue to the benefit of FDS. The revenue from all such programs shall be calculated and established in accordance with Exhibit D hereto, and is referred to herein as "net revenue."

                  (b) Notwithstanding the provisions of paragraph (a), above, all net revenue from creditlife, disability, and involuntary unemployment insurance programs

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("Insurance Programs"), including adjustments to revenues against potential future claims, shall accrue [Information omitted] to the benefit of FDS and [Information omitted] to the benefit of GE Bank.

                  (c) [Information omitted]

                  (d) No net revenue from any revenue enhancement program (including Insurance Programs) will be taken into account in calculating Bank Net Return, and all such revenue shall be accounted for by the parties outside of the Program.

         8. Limitations on Agreement. During the New Interim Period all provisions of the Program Agreement and the Program, other than those temporarily suspended for the New Interim Period to the extent strictly necessary to reflect the provisions of this Agreement or the Interim Agreement II dated as of the date hereof between General Electric Capital Corporation and FDS, shall remain in full force and effect. Certain financial and other provisions (as more fully described herein) shall be implemented for the New Interim Period and for that period only shall modify the related provisions set forth in the Program Agreement. If, prior to the last day of the New Interim Period, FDS and FDS Bank, on the one hand, and GE Capital and GE Bank, on the other hand, have not executed and delivered one or more definitive agreements regarding the terms and structure of the Program which supersede the Program Agreement, then the Program Agreement shall, as of such last day, revert to its original terms and the provisions hereof shall no longer be applicable, provided that (i) FDS Bank shall nonetheless continue to own and service all FDS/Macy's Accounts that it owned and serviced as of the end of the

New Interim Period and (ii) the provisions of Sections 2, 3, 4, 5, 6 and 7 hereof shall be deemed to modify and amend the Program Agreement from and after such time.

         9.       Miscellaneous.
                  9.1.     Certain Limitations.

                  Except to the extent expressly amended hereby the Program Agreement shall remain unchanged and shall remain in full force and effect.

                  9.2.     Governing Law.

                  This Program Agreement Amendment shall be governed by the laws of the State of New York without regard to its conflicts of laws provisions.

                  9.3.     Counterparts.

                  This Program Agreement Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have entered into this Program Agreement Amendment as of the day and year first above written.

FEDERATED DEPARTMENT                         GE CAPITAL CONSUMER CARD CO.
STORES, INC.

By:  /s/ Dennis J. Broderick                 By:  /s/ Kevin Knight
     -------------------------------------        ------------------------------
     Name:  Dennis J. Broderick                   Name: Kevin Knight
     Title: Sr. Vice President &                  Title:Executive Vice president
            General Counsel

FDS NATIONAL BANK

By:  /s/ Susan P. Storer
     -------------------------------------
     Name:  Susan Storer
     Title: Treasurer

MACY'S EAST, INC.

By:  /s/ Dennis J. Broderick
     -------------------------------------
     Name:  Dennis J. Broderick
     Title: Vice President

MACY'S WEST, INC.

By:  /s/ Dennis J. Broderick
     -------------------------------------
     Name:  Dennis J. Broderick
     Title: Vice President

BULLOCK'S, INC.

By:  /s/ Dennis J. Broderick
     -------------------------------------
     Name:   Dennis J. Broderick
      Title: Vice President

I. MAGNIN, INC.

By:  /s/ Dennis J. Broderick
     -------------------------------------
     Name:  Dennis J. Broderick
     Title: Vice President

MACY SPECIALTY STORES, INC.

By:  /s/ Dennis J. Broderick
     -------------------------------------
      Name:     Dennis J. Broderick
      Title:    Vice President

MCO, INC.

By:  /s/ Dennis J. Broderick
     -------------------------------------
      Name:     Dennis J. Broderick
      Title:    Vice President

                                                                SCHEDULE 4.1
                                                                ------------

FDS STORES
- ----------

Sun Valley
Valley Fair


GE CAPITAL STORES
- -----------------

Sun Rise
Pleasantown - Stoneridge
BW Plaza - Walnut Creek
Northgate - Marin
Fashion Valley/Mission Valley
Carlsbad
The Oaks/1,000 Oaks
Modesto
Fresno
Coddingtown